THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                     RARITAN BANCORP INC.
               ANNUAL MEETING OF SHAREHOLDERS
                        April 23, 1997

The undersigned hereby appoints Arlyn D. Rus and William Peter S. Johnson, or either of them with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of Raritan Bancorp Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Raritan Valley Country Club, State Highway 28, Somerville, New Jersey on Wednesday, April 23, 1997 at 10:00 a.m., New Jersey time and at any adjournments thereof. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted for proposals 1, 2 and 3. If any other business is presented at the meeting, this proxy will be voted by the proxy holders in their discretion.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be terminated and of not further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting and of a Proxy Statement dated March 28, 1997.

This Proxy is continued and to be signed on the reverse side.

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     This proxy when properly executed will  be voted in the
manner directed herein. If no direction is made, this proxy will be voted for proposals 1, 2 and 3.

                                         FOR    WITHHELD

1. The election as directors of all      /  /       /  /
   nominees listed below (except as
   marked to the contrary below)

   William T. Kelleher, Jr.
   Thomas F. Tansey

INSTRUCTION:  To withhold your
vote for one or more nominees,
write the name of the nominee(s)
on the line below.
                                         FOR    AGAINST   ABSTAIN
2. The approval of the Raritan           /  /     /  /      /  /
   Bancorp Inc. 1997 Long-Term
   Incentive Stock Benefit Plan.



                                         FOR    AGAINST   ABSTAIN
3. The ratification of the appointment   /  /     /  /       /  /
   of KPMG Peat Marwick LLP as auditors
   for the fiscal year ending December
   31, 1997.


                              /  / Check Box if You Plan
                                   to Attend Annual Meeting


                              PLEASE DATE

                              -----------------------------------
                              Date

                              -----------------------------------
                              Signature

                              -----------------------------------
                              Signature if held jointly


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Please complete, sign and date this proxy and return it promptly in the enclosed postage-prepaid envelope.